Exhibit 10.3

CARMIKE CINEMAS, INC.
2004 INCENTIVE STOCK PLAN
FORM OF STOCK GRANT CERTIFICATE

This Stock Grant Certificate evidences a Stock Grant made pursuant to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan (the “Plan”) of ___shares of restricted Stock to [name] (the “Director”). This Stock Grant is granted effective as of ___(the “Grant Date”).

CARMIKE CINEMAS, INC.

By:

Date:

TERMS AND CONDITIONS

     § 1. Plan and Stock Grant Certificate. This Stock Grant is subject to all of the terms and conditions set forth in this Stock Grant Certificate and in the Plan. If a determination is made that any term or condition set forth in this Stock Grant Certificate is inconsistent with the Plan, the Plan shall control. All of the capitalized terms not otherwise defined in this Stock Grant Certificate shall have the same meaning in this Stock Grant Certificate as in the Plan. A copy of the Plan will be made available to Director upon written request to the Chief Financial Officer of Carmike.

     § 2. Stockholder Status. Director shall have the right under this Stock Grant to receive ordinary cash dividends on all of the shares of Stock subject to this Stock Grant and to vote such shares until Director’s right to such shares is forfeited or becomes nonforfeitable. If Director forfeits his shares under § 3, Director shall at the same time forfeit Director’s right to vote such shares and to receive ordinary cash dividends paid with respect to such shares. Any extraordinary cash dividends and any Stock dividends or other distributions of property made with respect to shares that remain subject to forfeiture under § 3 shall be held by Carmike, and Director’s rights to receive such dividends or other property shall be forfeited or shall be nonforfeitable at the same time the shares of Stock with respect to which the dividends or other property are attributable are forfeited or become nonforfeitable. Except for the rights to receive ordinary cash dividends and vote the shares of Stock subject to this Stock Grant which are described in this § 2, Director shall have no rights as a stockholder with respect to such shares of Stock until Director’s interest in such shares has become nonforfeitable.

     § 3. Vesting and Forfeiture.

(a)	Vesting. Subject to § 3(b), Director’s interest in the Stock subject to this Stock Grant shall become nonforfeitable as of ___. If Director dies or becomes disabled before ___, his or her interest in the

Stock subject to this Stock Grant shall become nonforfeitable as of the date of his or her death or disability. For purposes of this Stock Grant Certificate, Director will be deemed to be disabled if he or she is “disabled” as such term is defined in Code § 409A(a)(2)(C).

(b)	Forfeiture. If Director’s status as a Director of Carmike terminates for any reason other than for death or disability before his or her interest in the shares of Stock subject to this Stock Grant have become nonforfeitable under § 3(a), then he or she shall forfeit all of the shares of Stock subject to this Stock Grant.

     § 4. Stock Certificates. Carmike shall issue a stock certificate for the shares of Stock subject to this Stock Grant in the name of Director upon Director’s execution of the irrevocable stock power in favor of Carmike attached as Exhibit A. The Chief Financial Officer of Carmike shall hold such stock certificate representing such shares and any distributions made with respect to such shares (other than ordinary cash dividends) until such time as the Director’s interest in such shares have become nonforfeitable or have been forfeited. As soon as practicable after the date as of which his or her interest in any shares becomes nonforfeitable under § 3(a), Carmike shall issue to Director a stock certificate reflecting the shares in which his or her interest has become nonforfeitable on such date (together with any distributions made with respect to the shares that have been held by Carmike). If shares are forfeited, the shares (together with any distributions made with respect to the shares that have been held by Carmike) automatically shall revert back to Carmike.

     § 5. Nontransferable. No rights granted under this Stock Grant Certificate shall be transferable by Director.

     § 6. Other Laws. Carmike shall have the right to refuse to transfer shares of Stock subject to this Stock Grant to Director if Carmike acting in its absolute discretion determines that the transfer of such shares is (in the opinion of Carmike’s legal counsel) likely to violate any applicable law or regulation.

     § 7. No Right to Continue Service. Neither the Plan, this Stock Grant Certificate, nor any related material shall give Director the right to continue in the service of Carmike.

     § 8. Governing Law. The Plan and this Stock Grant Certificate shall be governed by the laws of the State of Delaware.

     § 9. Binding Effect. This Stock Grant Certificate shall be binding upon Carmike and Director and their respective heirs, executors, administrators and successors.

     § 10. Headings and Sections. The headings contained in this Stock Grant Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stock Grant Certificate. All references to sections in this Stock Grant Certificate shall be to sections of this Stock Grant Certificate unless otherwise expressly stated as part of such reference.

Exhibit A

Irrevocable Stock Power

     As a condition to the issuance to the undersigned of a stock certificate for the ___ shares of Stock which were granted to the undersigned as a Stock Grant under the Carmike Cinemas, Inc. 2004 Incentive Stock Plan in the Stock Grant Certificate effective as of ___, the undersigned hereby executes this Irrevocable Stock Power in order to sell, assign and transfer to Carmike Cinemas, Inc. the shares of Stock subject to such Stock Grant for purposes of effecting any forfeiture called for under § 3(b) of the Stock Grant Certificate and does hereby irrevocably give Carmike Cinemas, Inc. the power (without any further action on the part of the undersigned) to transfer such shares of Stock on its books and records back to Carmike Cinemas, Inc. to effect any such forfeiture. This Irrevocable Stock Power shall expire automatically with respect to the shares of Stock on the date such shares of Stock are no longer subject to forfeiture under § 3(b) of such Stock Grant Certificate.

Name:

[Date]